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                                                                    EXHIBIT 99.1

LP                                       NEWS RELEASE
805 SW Broadway, Suite 700
Portland, OR 97205
503.821.5100 FAX 503.821.5107
                                         Release No.: 122-8-1

                                         Contact:
                                         Kelly Stoner (Media Relations)
                                         503.821.5281
                                         Bill Hebert (Investor Relations)
                                         503.821.5100

FOR IMMEDIATE RELEASE WEDNESDAY, AUGUST 8, 2001
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LP ANNOUNCES PRICING ON SUBORDINATED DEBT OFFERING

Portland, Ore. -- Louisiana-Pacific Corp (NYSE: LPX) announced today that it has priced a public offering of $200 million of its senior subordinated notes, maturing November 15, 2008. The notes have a coupon rate of 10.875 per annum and are rated BB- by Standard & Poor's and Ba2 by Moody's.

Proceeds will be used to repay all outstanding debt under an existing term loan; to repay a portion of the debt outstanding under an existing revolving credit facility; and to pay transaction costs related to the offering. The company expects to close this offering early next week.

This announcement does not constitute an offer of the senior subordinated notes referred to above. Offers of such notes will be made only pursuant to a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Banc of America Securities LLC, RBC Dominion Securities, Wachovia Securities, Inc. and Scotia Capital.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its rapidly growing retail, wholesale, homebuilding and industrial customers. For more information about LP, visit the company's website at www.lpcorp.com.

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FORWARD LOOKING STATEMENTS
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This news release contains statements concerning Louisiana-Pacific Corporation's
(LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing
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starts, market demand for the company's products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals, and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.